Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 30, 2013, among BROADWIND ENERGY, INC., a Delaware corporation (“Parent”), BRAD FOOTE GEAR WORKS, INC., an Illinois corporation (“Brad Foote”), BROADWIND SERVICES, LLC, a Delaware limited liability company (“Broadwind Services”), BROADWIND TOWERS, INC., a Wisconsin corporation (“Broadwind Towers” and, together with Parent, Brad Foote and Broadwind Services, each a “Borrower” and collectively the “Borrowers”), 1309 South Cicero Avenue, LLC, a Delaware limited liability company (“South Cicero”), 5100 Neville Road, LLC, a Delaware limited liability company (“Neville” and, together with South Cicero, each a “Guarantor” and collectively the “Guarantors”), and ALOSTAR BANK OF COMMERCE, a state banking institution incorporated or otherwise organized under the laws of the State of Alabama (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the Lender are parties to that certain Loan and Security Agreement dated as of August 23, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement), pursuant to which the Lender has agreed to make the Commitments available to the Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the Borrowers have requested that the Lender agree to amend certain terms and conditions of the Loan Agreement; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender is willing to amend the Loan Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Amendments to the Loan Agreement.  Subject to the satisfaction of the conditions to effectiveness referred to in Section 3 hereof, the Loan Agreement is hereby amended as follows:

1.1.                            Section 1.1 (Defined Terms) of the Loan Agreement is hereby amended by inserting the following definitions of “EPA Expense” and “EPA Fine” in the appropriate alphabetical order:

“EPA Expense” means an amount equal to (a) the amount actually included as an expense in determining net income, minus (b) the amount actually paid in cash, in each case, solely in connection with the assessment and repayment of the EPA Fine for such period; provided, that, upon the Borrower paying the full amount of the EPA Fine, such amount shall reduce to $0.

“EPA Fine” means the fine of $1,500,000 to be assessed against Brad Foote Gear Works, Inc. for violation of the Clean Water Act, Title 33, United States Code, Section 1319(c)(2)(A), to be paid over a term of three (3) years, pursuant to that certain Plea Agreement to be entered into in Case No. 1:13-cr-00760-1 in the United States District Court for the Northern District of Illinois,subject to court approval.

1.2.                            Clause (c) of Item 16 (Financial Covenants) of the Terms Schedule is hereby amended and restated in its entirety as follows:

“(c)                            Capital Expenditures.  Parent and its Subsidiaries shall not during any Fiscal Year make Capital Expenditures in an amount exceeding (a) $8,000,000 for Fiscal Year 2013 and (b) $4,000,000 for each Fiscal Year thereafter.”

1.3.                            Item 16 (Financial Covenants) of the Terms Schedule is hereby amended and modified by amending and restating the definitions of “EBITDA” and “Fixed Charge Coverage Ratio” in their entirety and inserting the following in lieu thereof:

“EBITDA” means, for any period, determined on a consolidated basis for Parent and its consolidated Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, approved cash restructuring expense as described in Parent’s most recent 10Q or 10K, as the case may be, stock compensation expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, any extraordinary gains, and, during the twelve month period commencing on the initial date the EPA Fine is included as an expense in determining net income, the EPA Expense (in each case, to the extent included in determining net income).

“Fixed Charge Coverage Ratio” means, for any period, the quotient obtained by dividing (a) the difference between (i) EBITDA for such period, minus, (ii) the sum of (A) all unfinanced Capital Expenditures made in such period (other than an amount not in excess of $8,000,000 for each period ending on or prior to March 31, 2014) and (B) any Distributions paid by Parent in such period, and (C) cash Taxes paid by Parent in such period (without benefit of any refund), divided by (b) the sum of (i) the current portion of scheduled principal amortization on Debt for Money Borrowed plus (ii) cash interest payments paid by Borrower in such period.”

2.                                      No Other Amendments or Waivers.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.  Except for the amendment and waiver set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower and each Guarantor hereby ratifies and confirms its obligations thereunder.  This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with the Lender at variance with the Loan Agreement or the other Loan Documents such as to require further notice by the Lender to require strict compliance with the terms of the

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Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein.  Each Borrower and each Guarantor acknowledges and expressly agrees that the Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents, as amended herein.  No Borrower or Guarantor has knowledge of any challenge to the Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

3.                                      Conditions Precedent to Effectiveness.  This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent in a manner acceptable to the Lender in its sole and absolute discretion:

3.1.                            the Lender shall have received this Amendment, duly executed by each Borrower and each Guarantor, and the same shall be in full force and effect; and

3.2.                            no Default or Event of Default shall exist under the Loan Agreement or the other Loan Documents.

4.                                      Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by electronic mail transmission shall be deemed an original signature hereto.

5.                                      Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

6.                                      Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

7.                                      GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

8.                                      Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:
BROADWIND ENERGY, INC.

	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Executive Vice President and Chief Financial Officer

BRAD FOOTE GEAR WORKS, INC.

	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

BROADWIND SERVICES, LLC

	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

BROADWIND TOWERS, INC.

	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

GUARANTORS:
1309 SOUTH CICERO AVENUE, LLC

	By:	/s/ Stephanie K. Kushner
	Name:	Stephanie K. Kushner
	Title:	Authorized Signatory

Second Amendment to Loan and Security Agreement

5100 NEVILLE ROAD, LLC

By:	/s/ Stephanie K. Kushner
Name:	Stephanie K. Kushner
Title:	Authorized Signatory

First Amendment to Loan and Security Agreement and Waiver

LENDER:	ALOSTAR BANK OF COMMERCE

	By:	/s/ Christopher K. Nairne
	Name:	Christopher K. Nairne
	Title:	Director

Second Amendment to Loan and Security Agreement